UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 17, 2007
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 17, 2007, Genesco Inc. (“Genesco”) issued a press release announcing that the shareholders of Genesco had voted to approve the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 17, 2007, by and among Genesco, The Finish Line, Inc., an Indiana corporation (“Finish Line”), and Headwind, Inc., a Tennessee corporation and a wholly-owned subsidiary of Finish Line (“Merger Sub”), pursuant to which Merger Sub is proposed to be merged with Genesco, with Genesco continuing as the surviving corporation (the “Merger”). Additionally, Genesco announced that, following the vote on the Merger, the special meeting was adjourned due to the lack of a quorum with respect to a proposal to approve and adopt a charter amendment that would permit the redemption of Genesco’s Employees’ Subordinated Convertible Preferred Stock following the completion of the Merger. The special meeting is expected to be reconvened in order to take a vote on the charter amendment proposal following the completion of the Merger. The approval and adoption of the charter amendment is not a condition to the completion of the Merger.
     A copy of the press release issued by Genesco announcing the results of the special meeting is filed as an exhibit hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
   (d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: September 17, 2007	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated September 17, 2007.

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